Exhibit 107
Calculation of Filing Fee Tables
Form
S-3
(Form Type)
Freeport-McMoRan Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity	Common Stock, $0.10 par value	Rule 456(b) and Rule 457(r)	(1)	(2)	(2)	(3)	(3)

Fees to be Paid	Equity	Preferred Stock, $0.10 par value	Rule 456(b) and Rule 457(r)	(1)	(2)	(2)	(3)	(3)

Fees to be Paid	Debt	Debt Securities	Rule 456(b) and Rule 457(r)	(1)	(2)	(2)	(3)	(3)

Fees to be Paid	Other	Warrants	Rule 456(b) and Rule 457(r)	(1)	(2)	(2)	(3)	(3)

Fees to be Paid	Other	Purchase Contracts	Rule 456(b) and Rule 457(r)	(1)	(2)	(2)	(3)	(3)

Fees to be Paid	Other	Units	Rule 456(b) and Rule 457(r)	(1)	(2)	(2)	(3)	(3)

Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—			—	—	—	—

	Total Offering Amounts					—		—

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							—

(1)
An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder.

(2)
The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units.

(3)
In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is deferring payment of all of the registration fee. Registration fees will be paid subsequently on a
“pay-as-you-go”
basis. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.